Exhibit 10.14

LOAN AGREEMENT

Between
Paseco ApS
c/o Crowe Horwath
Strandvejen 58 5
2900 Hellerup
CVR-nr: 31 36 36 08

And

Dandrit Biotech A/S
Symbian Sciencepark Fruebjergvej 3
2100 Kebenhavn 0
CVR-nr. 26027322

(Paseco ApS and Dandrit Biotech A/S are individually referred to as "Party" and jointly as the "Parties")

Whereas:

A.  Dandrit Biotech A/S are in the process of raising new equity via a reverse merger into an USA company and subsequent listing in the US

B.   Paseco ApS has agreed to issue certain loans to Dandrit Biotech A/S to ensure sufficient equity in Dandrit Biotech A/S during the process, and

C.   Dandrit Biotech A/S has chosen to accept these loans

Now therefore, the parties have agreed as follows:

1. The loans

Paseco ApS has agreed to issue the following loans to Dandrit Biotech A/S.

DKK 2,500,000 issued as of February 15, 2014

DKK 2,300,000 issued as of March 18, 2014

2. Interest

The loans will accrue interest at 5% per year as from the time where they are received by Dandrit Biotech and until repayment is done.

3. Repayment

The loans are due 14 days after completion of the contemplated public offering in Dandrit Biotech USA, Inc. or February 1, 2015.

Dandrit Biotech is entitled to repay the loans at any time.

4. Other provisions

This Agreement supersedes all previous agreements, written or oral, between the Parties.

This Agreement is made in English and signed by the Parties in two copies, one copy for each Party.

DanDrit Biotech A/S
Date: March 7, 2014		Date: March 21, 2014
Signature:	/s/ Eric Jean Marie Leire	Signature:	/s/ Niels Erik Nielsen
Mr. Eric Jean Marie Leire,		Mr. Niels Erik Nielsen,
President and Chief Executive Officer		Chairman of the Board of Directors

Paseco ApS
Date: March 17, 2014
Signature:	/s/ Ole Abildgaard
Mr. Ole Abildgaard